EXHIBIT 8

                          Consent of Brian A. Giantonio


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To Whom It May Concern:



I hereby consent to the reference to my name under the caption "Experts" in the Prospectus contained in this initial registration statement on Form S-1 filed by PHL Variable Insurance Company with the Securities and Exchange Commission under the Securities Act of 1933.

Very truly yours,



/s/ Brian A. Giantonio
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Brian A. Giantonio, Counsel
PHL Variable Insurance Company

Dated: April 30, 2002